Exhibit 2.2

CERTIFICATE OF MERGER

OF

ROSEWIND MERGER SUB L, INC.

WITH AND INTO

LUOXIS DIAGNOSTICS, INC.

* * * * * * *

Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned corporation does hereby certify that:

1. The constituent corporations (the “Constituent Corporations”) participating in the merger herein certified (the “Merger”) are:

a. Rosewind Merger Sub L, Inc., which is incorporated under the laws of the State of Delaware (“ Merger Sub”); and

b. Luoxis Diagnostics, Inc., which is incorporated under the laws of the State of Delaware (“Luoxis”).

2. An Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 16, 2015, by and among the individuals identified therein as Parent Major Stockholders, Rosewind Corporation, a Colorado corporation, Merger Sub, Luoxis, Rosewind Merger Sub V, Inc., a Delaware corporation, and Vyrix Pharmaceuticals, Inc., a Delaware corporation, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 and 228 of the DGCL.

3. The name of the surviving corporation in the Merger is Luoxis Diagnostics, Inc.

4. The certificate of incorporation of the surviving corporation at the effective time of the Merger shall be amended and restated as set forth on Exhibit A hereto, and as so amended and restated, shall be the certificate of incorporation of the surviving corporation until thereafter amended as provided therein or pursuant to the provisions of the laws of the State of Delaware.

5. The Merger shall be effective upon the filing of this Certificate of Merger with the Secretary of the State of Delaware.

6. An executed copy of the Merger Agreement is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

Luoxis Diagnostics, Inc.

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

7. A copy of the Merger Agreement will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of either of the Constituent Corporations.

[Signature page follows.]

IN WITNESS WHEREOF, Luoxis Diagnostics, Inc. has caused this Certificate of Merger to be executed by its duly authorized officer this 16th day of April, 2015.

LUOXIS DIAGNOSTICS, INC.

By:	/s/ Joshua R. Disbrow
Name: Joshua R. Disbrow
Title: President and Chief Executive Officer

SIGNATURE PAGE TO ROSEWIND

MERGER SUB L CERTIFICATE OF MERGER

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LUOXIS DIAGNOSTICS, INC.

FIRST:	The name of this corporation shall be: Luoxis Diagnostics, Inc.

SECOND:	Its registered office in the State of Delaware is to be located at:

1209 Orange Street, in the City of Wilmington, County of New Castle, 19801, and its registered agent at such address is: The Corporation Trust Company.

THIRD:	The purpose or purposes of the corporation shall be:

To carry on any and all business and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:	The total number of shares of stock which this corporation is authorized to issue is:

One Thousand (1,000) shares of Common Stock, par value $0.001 per share.

FIFTH:	In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

SIXTH:	Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

SEVENTH:	A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware. No amendment, modification or repeal of this Article EIGHTH shall adversely affect the rights and protection afforded to a director of the corporation under this Article EIGHTH Section for acts or omissions occurring prior to such amendment, modification or repeal.

EIGHTH:	The corporation reserves the right to amend or repeal this Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of capital stock of the corporation is required to amend or repeal any provision of this Certificate of Incorporation, and in addition to any other vote of holders of capital stock that is required by this Certificate of Incorporation or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose.

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CERTIFICATE OF MERGER

OF

ROSEWIND MERGER SUB V, INC.

WITH AND INTO

VYRIX PHARMACEUTICALS, INC.

* * * * * * *

Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned corporation does hereby certify that:

1. The constituent corporations (the “Constituent Corporations”) participating in the merger herein certified (the “Merger”) are:

a. Rosewind Merger Sub V, Inc., which is incorporated under the laws of the State of Delaware (“ Merger Sub”); and

b. Vyrix Pharmaceuticals, Inc., which is incorporated under the laws of the State of Delaware (“Vyrix”).

2. An Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 16, 2015, by and among the individuals identified therein as Parent Major Stockholders, Rosewind Corporation, a Colorado corporation, Rosewind Merger Sub L, Inc., a Delaware corporation, Luoxis Diagnostics, Inc., a Delaware corporation, Merger Sub and Vyrix, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 and 228 of the DGCL.

3. The name of the surviving corporation in the Merger is Vyrix Pharmaceuticals, Inc.

4. The certificate of incorporation of the surviving corporation at the effective time of the Merger shall be amended and restated as set forth on Exhibit A hereto, and as so amended and restated, shall be the certificate of incorporation of the surviving corporation until thereafter amended as provided therein or pursuant to the provisions of the laws of the State of Delaware.

5. The Merger shall be effective upon the filing of this Certificate of Merger with the Secretary of the State of Delaware.

6. An executed copy of the Merger Agreement is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

Vyrix Pharmaceuticals, Inc.

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

7. A copy of the Merger Agreement will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of either of the Constituent Corporations.

[Signature page follows.]

IN WITNESS WHEREOF, Vyrix Pharmaceuticals, Inc. has caused this Certificate of Merger to be executed by its duly authorized officer this 16th day of April, 2015.

VYRIX PHARMACEUTICALS, INC.

By:	/s/ Jarrett Disbrow
Name: Jarrett Disbrow
Title: President and Chief Executive Officer

SIGNATURE PAGE TO ROSEWIND

MERGER SUB V CERTIFICATE OF MERGER

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VYRIX PHARMACEUTICALS, INC.

FIRST:	The name of this corporation shall be: Vyrix Pharmaceuticals, Inc.

SECOND:	Its registered office in the State of Delaware is to be located at:

1209 Orange Street, in the City of Wilmington, County of New Castle, 19801, and its registered agent at such address is: The Corporation Trust Company.

THIRD:	The purpose or purposes of the corporation shall be:

To carry on any and all business and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:	The total number of shares of stock which this corporation is authorized to issue is:

One Thousand (1,000) shares of Common Stock, par value $0.001 per share.

FIFTH:	In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

SIXTH:	Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

SEVENTH:	A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware. No amendment, modification or repeal of this Article EIGHTH shall adversely affect the rights and protection afforded to a director of the corporation under this Article EIGHTH Section for acts or omissions occurring prior to such amendment, modification or repeal.

EIGHTH:	The corporation reserves the right to amend or repeal this Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of capital stock of the corporation is required to amend or repeal any provision of this Certificate of Incorporation, and in addition to any other vote of holders of capital stock that is required by this Certificate of Incorporation or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose.

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Statement of Merger

(Surviving Entity is a Domestic Entity)

filed pursuant to § 7-90-203.7 of the Colorado Revised Statutes (C.R.S.)

1.	For each merging entity, its ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

ID Number	20131023976
(Colorado Secretary of State ID number)

Entity name or true name	Luoxis Diagnostics, Inc.

Form of entity	Corporation

Jurisdiction	Delaware

Street address	373 Inverness Parkway, Suite 200
(Street number and name)

	Englewood	CO	80112
	(City)	(State)	(ZIP/Postal Code)

USA
(Province – if applicable)	(Country)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

	(City)	(State)	(ZIP/Postal Code)

.
(Province – if applicable)	(Country)

MERGE_DOM	Page 1 of 4	Rev. 5/29/2007

ID Number	20131624127
(Colorado Secretary of State ID number)

Entity name or true name	Vyrix Pharmaceuticals, Inc.

Form of entity	Corporation

Jurisdiction	Delaware

Street address	373 Inverness Parkway, Suite 200
(Street number and name)

	Englewood	CO	80112
	(City)	(State)	(ZIP/Postal Code)

USA
(Province – if applicable)	(Country)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

	(City)	(State)	(ZIP/Postal Code)

.
(Province – if applicable)	(Country)

ID Number
(Colorado Secretary of State ID number)

Entity name or true name

Form of entity

Jurisdiction

Street address
(Street number and name)

	(City)	(State)	(ZIP/Postal Code)

(Province – if applicable)	(Country)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

	(City)	(State)	(ZIP/Postal Code)

.
(Province – if applicable)	(Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐	There are more than three merging entities and the ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and the principal address of each additional merging entity is stated in an attachment.

MERGE_DOM	Page 2 of 4	Rev. 5/29/2007

2.	For the surviving entity, its entity ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

ID Number	20021219479
(Colorado Secretary of State ID number)

Entity name or true name	Rosewind Corporation

Form of entity	Corporation

Jurisdiction	Colorado

Street address	16200 West County Road 18E
(Street number and name)

	Loveland	CO	80537
	(City)	(State)	(ZIP/Postal Code)

USA
(Province – if applicable)	(Country)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

	(City)	(State)	(ZIP/Postal Code)

.
(Province – if applicable)	(Country)

3.	Each merging entity has been merged into the surviving entity.

4.	(If the following statement applies, adopt the statement by marking the box.)

☐	The plan of merger provides for amendments to a constituent filed document of the surviving entity and an appropriate statement of change or other document effecting the amendments will be delivered to the Secretary of State for filing pursuant to Part 3 of Article 90 of Title 7, C.R.S.

5.	(If the following statement applies, adopt the statement by marking the box and state the appropriate document number(s).)

☐	One or more of the merging entities is a registrant of a trademark described in a filed document in the records of the secretary of state and the document number of each filed document is

Document number

Document number

Document number

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐	There are more than three trademarks and the document number of each additional trademark is stated in an attachment.

6.	(If applicable, adopt the following statement by marking the box and include an attachment.)

☐	This document contains additional information as provided by law.

7.	(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document are		.
(mm/dd/yyyy hour:minute am/pm)

MERGE_DOM	Page 3 of 4	Rev. 5/29/2007

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual’s act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing this document to be delivered for filing are

Gomez	Christina	M
(Last)	(First)	(Middle)	(Suffix)
c/o Goodwin Procter LLP
(Street number and name or Post Office Box information)

Three Embarcadero Center, 24th Floor

San Francisco	CA	94111
(City)	(State)	(ZIP/Postal Code)

.
(Province – if applicable)	(Country)

(If applicable, adopt the following statement by marking the box and include an attachment.)

☐	This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

MERGE_DOM	Page 4 of 4	Rev. 5/29/2007

Business Information Survey (Optional)	For office use only
Submit with your form if you want to add, change, or remove survey information

Survey information can be added, changed, or removed when you file a form with our office. The information on this survey is associated with the entity’s record- it does not become a part of the document that you file with us.

This survey is voluntary. Any information that you enter will be available to the public. The information is being gathered as required by law- see House Bill 13-1167 for information.

Entity information

ID number	Entity name
20021219479	Rosewind Corporation

Choose one:

o 1. Remove all survey information from this entity’s record.

o 2. Add or update the survey information on this entity’s record as follows:

a) Gender

o Male

o Female

o Choose not to answer / Remove this information

b) Veteran?

o Yes

o No

o Choose not to answer / Remove this information

c) Person with a disability?

o Yes

o No

o Choose not to answer / Remove this information

d) Race

o African American	o Latino

o Anglo	o Native American

o Asian	o Other

o Choose not to answer / Remove this information

SurveyInfo	Page 1 of 2	Rev. 12/11/2013

Entity information continued

e)	NAICS code(s)
Enter up to five. For more information, see the NAICS Association site at www.naics.com/search.htm.

Filer’s information

First	Middle	Last	Suffix
Christina	M	Gomez

Address 1	Address 2
c/o Goodwin Procter LLP	Three Embarcadero Center, 24th Floor

City	State	ZIP code	Province	Country
San Francisco	CA	94111

SurveyInfo	Page 2 of 2	Rev. 12/11/2013

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Denver, CO 80290

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Include a separate check for each form submitted for filing.

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Do not include this page with your filing.

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

VYRIX PHARMACEUTICALS, INC., a Delaware Corporation

and

LUOXIS DIAGNOSTICS, INC., a Delaware Corporation

WITH AND INTO

ROSEWIND CORPORATION, a Colorado Corporation

April 16, 2015

Pursuant to Section 253 of the Delaware General Corporation Law (the ”DGCL”), Rosewind Corporation, a Colorado corporation (the “Corporation”), does hereby certify to the following information relating to the mergers (the “Mergers”) of Luoxis Diagnostics, Inc., a Delaware corporation (“Luoxis”), and Vyrix Pharmaceuticals, Inc., a Delaware corporation (“Vyrix”), with and into the Corporation, with the Corporation remaining as the surviving corporation:

1.	Both Luoxis and Vyrix are incorporated pursuant to the DGCL, the provisions of which permit a merger of a corporation of that jurisdiction with a corporation of another jurisdiction.

2.	The Corporation is incorporated pursuant to the Colorado Business Corporation Act (the “CBCA”), the provisions of which permit a merger of a corporation of that jurisdiction with a corporation of another jurisdiction.

3.	The Corporation is the owner of all of the issued and outstanding shares of capital stock of each of Luoxis and Vyrix that, absent Section 253 of the DGCL, would be entitled to vote on the Merger.

4.	The Board of Directors of the Corporation, by resolutions duly adopted by unanimous written consent on March 24, 2015, determined to merge each of Luoxis and Vyrix with and into the Corporation pursuant to Section 253 of the DGCL, which resolutions are as follows:

WHEREAS:	The Corporation owns all of the issued and outstanding shares of each class of capital stock of each of Luoxis and Vyrix.

WHEREAS:	It is deemed advisable and in the best interest of the Corporation that the Corporation merge each of Luoxis and Vyrix with and into the Corporation.

        NOW, THEREFORE, BE IT:

RESOLVED:	That, as a result of the Mergers, the Corporation shall be the surviving corporation possessed of all the estate, property, rights, privileged and franchises of each of Luoxis and Vyrix, and the Corporation shall assume all of the liabilities and obligations of each of Luoxis and Vyrix pursuant to and in the manner prescribed by Section 253 of the DGCL.

RESOLVED:	The separate existence of each of Luoxis and Vyrix shall cease as soon as the Mergers shall become effective, and the Corporation shall continue as the surviving corporation.

RESOLVED:	That the proper officers of the Company be, and each of them acting singly hereby is, authorized, empowered and directed in the name and on behalf of the Corporation, to execute and file or cause to be filed and/or recorded the documents prescribed by the (i) laws of the State of Delaware, including, without limitation, an appropriate Certificate of Ownership and Merger (the “Certificate of Merger”) embodying these resolutions as required by Section 253 of the DGCL and any and all additional documents and information required to be filed therewith, filed with the Secretary of State of the State of Delaware, (ii) by the laws of the State of Colorado, and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of Luoxis, Vyrix and of the Corporation and in any other appropriate jurisdiction.

RESOLVED:	That the Mergers shall be effective upon the filing of the Certificate of Merger with the Secretary of the State of Delaware.

RESOLVED:	That, upon the proposed Mergers becoming effective, each outstanding share of capital stock of each of Luoxis and Vyrix owned of record by the Corporation shall cease to be outstanding, without any payment being made in respect thereof.

5.	The Corporation shall be the surviving corporation of the Mergers.

6.	The Certificate of Incorporation of the Corporation, as in effect immediately prior to the Merger, shall be the Certificate of Incorporation of the surviving corporation.

7.	This Certificate of Ownership and Merger and the Mergers shall become effective upon the filing of such Certificate of Ownership and Merger with the Delaware Secretary of State.

2

8.	The Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent corporation of Delaware, as well as the enforcement of any obligation of the Corporation arising from the Merger, and irrevocably appoints the Secretary of State of Delaware as its agent to accept services of process in any such suit or proceeding. The Secretary of State shall mail a copy of any such process to the Corporation at:

Rosewind Corporation

c/o Ampio Pharmaceuticals, Inc.

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

Attention: Chief Financial Officer

Email: ggould@ampiopharma.com

9.	The Mergers have been adopted, approved, certified, executed and acknowledged by the Corporation pursuant to and in accordance with the CBCA.

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IN WITNESS WHEREOF, the undersigned has caused this Certificate of Ownership and Merger to be duly executed as of the date first written above.

ROSEWIND CORPORATION

By:	/s/ James B. Wiegand
Name: James B. Wiegand
Date: President

SIGNATURE PAGE TO CERTIFICATE OF

OWNERSHIP AND MERGER RE: ROSEWIND MERGER